UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)
June 3, 2022 (June 1, 2022)

Walmart Inc.
(Exact name of registrant as specified in its charter)

DE	001-06991	71-0415188
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

702 S.W. 8th Street
Bentonville, AR 72716-0215
(Address of Principal Executive Offices) (Zip code)

Registrant's telephone number, including area code
(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	WMT	NYSE
2.550% Notes Due 2026	WMT26	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 1, 2022, Walmart Inc. (the “Company”) held its Annual Shareholders’ Meeting (the “Meeting”). As of the close of business on April 8, 2022, the record date for the Meeting, there were 2,752,781,875 shares of the Company’s common stock outstanding, with each share entitled to one vote. The holders of 2,449,959,751 shares of the Company’s common stock were present in person or represented by proxy during the Meeting. During the Meeting, the Company’s shareholders voted on the matters set forth below.

Election of Directors
The Company’s shareholders elected for one-year terms all eleven persons nominated for election as directors as set forth in the Company’s proxy statement dated April 21, 2022. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Cesar Conde	2,231,719,011	8,220,318	2,354,447	207,665,975
Timothy P. Flynn	2,221,925,931	17,872,973	2,494,872	207,665,975
Sarah J. Friar	2,153,154,606	86,736,533	2,402,637	207,665,975
Carla A. Harris	2,181,377,132	58,689,161	2,227,483	207,665,975
Thomas W. Horton	2,179,242,348	60,665,177	2,386,251	207,665,975
Marissa A. Mayer	2,205,938,793	34,157,596	2,197,387	207,665,975
C. Douglas McMillon	2,216,568,647	23,426,868	2,298,261	207,665,975
Gregory B. Penner	2,165,578,381	74,337,184	2,378,211	207,665,975
Randall L. Stephenson	2,190,319,172	49,558,867	2,415,737	207,665,975
S. Robson Walton	2,205,639,837	34,539,080	2,114,859	207,665,975
Steuart L. Walton	2,207,924,874	32,192,450	2,176,452	207,665,975

Company Proposals
Advisory Vote on Executive Compensation. The Company’s shareholders voted upon and approved, by nonbinding, advisory vote, the compensation of the Company’s named executive officers, as described in the Company’s proxy statement dated April 21, 2022. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
2,040,550,348	196,914,972	4,828,456	207,665,975

Ratification of Independent Accountants. The Company’s shareholders voted upon and approved the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered accountants for the fiscal year ending January 31, 2023. The votes on this proposal were as follows:

For	Against	Abstain
2,405,439,776	42,016,928	2,503,047
There were no broker non-votes with respect to this proposal.

Shareholder Proposals
The Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on animal welfare practices. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
367,472,465	1,865,936,590	8,884,721	207,665,975

Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting to create a pandemic workforce advisory council. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
281,035,925	1,919,243,110	42,014,741	207,665,975
Then, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on the impacts to the Company of reproductive healthcare legislation. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
286,649,229	1,931,160,185	24,484,362	207,665,975

The Company’s shareholders then voted upon and rejected a shareholder proposal requesting a report on whether and how the Company’s racial justice goals align with the starting pay for all classifications of Company associates. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
295,823,596	1,905,285,172	41,185,008	207,665,975

Next, the Company’s shareholders voted upon and rejected a shareholder proposal requesting to conduct a civil rights and non-discrimination audit. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
12,566,817	2,221,006,254	8,720,705	207,665,975

The Company’s shareholders then voted upon and rejected a shareholder proposal requesting a report on charitable donation disclosures. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
21,982,806	2,212,440,709	7,870,261	207,665,975

Finally, the Company’s shareholders voted upon and rejected a shareholder proposal requesting a report on lobbying disclosures. The votes on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
322,914,850	1,914,044,836	5,334,090	207,665,975

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 3, 2022

WALMART INC.
By:	/s/ Gordon Y. Allison
Name:	Gordon Y. Allison
Title:	Senior Vice President, Office of the Corporate Secretary, and Chief Counsel for Finance and Governance

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